Exhibit 99.1

May 6, 2020	Edward Vallejo
Vice President, Investor Relations
856-955-4445
edward.vallejo@amwater.com

Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS FIRST QUARTER 2020 RESULTS

•	First quarter 2020 GAAP diluted earnings were $0.68 per share, compared to $0.62 per share in 2019

•	First quarter 2020 adjusted diluted earnings per share of $0.67 increased 9.8% (non-GAAP), compared to 2019 adjusted diluted earnings per share of $0.61

•	2020 earnings guidance range of $3.85 to $3.95 (GAAP), or $3.79 to $3.89 per share as previously announced, on an adjusted (non-GAAP) basis

•	Long-term EPS compound annual growth rate (CAGR) of 7% to 10% range, anchored off of 2018 adjusted EPS affirmed

•	Continued essential services during the COVID-19 pandemic, while focusing on safety, customer service, and liquidity
CAMDEN, N.J., May 6, 2020 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended March 31, 2020.
“We continue to focus on the safety of our employees and customers, as well as the financial health of the company, as we continued to provide essential water and wastewater services during the COVID-19 health emergency,” said Walter Lynch President and CEO of American Water. “We have established clear priorities across our organization. The first is the care and safety of our employees and their families, the second is the safety of our customers and the communities we serve, the third focus is the continued execution of our preparedness plans to provide an essential service and help the communities we serve and the country get through this health emergency. We also have continued our commitment to the financial health of the company ensuring sufficient liquidity,” added Lynch.
“American Water employees continue to execute on our business model through disciplined execution of our strategies. During the quarter, we saw growth in both our Regulated and Market-Based Businesses. We invested a total of $457 million, the majority of which was in our Regulated Businesses, to better serve our customers and added more than 9,400 customers to date through closed acquisitions and organic growth. We remain confident in our ability to deliver 2020 adjusted earnings in the range of $3.79 to $3.89 per share, or $3.85 to $3.95 per share on a GAAP basis.
“Reflecting the Company’s continued strong financial performance and stability, the Board of Directors approved a 10% increase in our quarterly dividend to 55 cents per share, marking the eighth year in a row the dividend has increased 10% or more,” continued Lynch.

PRESS RELEASE	1	www.amwater.com

COVID-19 Response
In January 2020, as the COVID-19 pandemic began to accelerate its spread, the Company activated its business continuity plans to ensure its ability to continue to provide essential water and wastewater services. The Company is conducting its work in coordination and compliance with all federal, state and local agencies and directives.
Below is a summary of the actions the Company is taking and has taken to continue to help our employees, customers and communities through this health emergency:

•	Employees

◦	Suspended all work-related air and rail travel as of March 3 and suspended participation in sponsored events and public gatherings

◦	Employees who can work from home have been required to do so effective March 16; as of now, that plan will continue through May 31

◦	Implemented social distancing and enhanced safety measures for employees

◦	Providing paid leave where there is a COVID-19 diagnosis, required quarantine and childcare

•	Customers

◦	Suspended billing-related service shutoffs and restored service to customers who were previously shut off for non-payment

◦	Suspended payment of late fees until further notice

◦	Working with customers who are experiencing a financial hardship by offering customer assistance programs and access to low income programs

◦	Implemented social distancing and enhanced safety measures for employees who engage with customers

•	Regulatory and Liquidity

◦	Implemented actions to strengthen the Company’s liquidity position and ensure access to capital

◦	Increased communications with public service commissions, customers, and public officials

•	Communities

◦	Donated $500,000 to the American Water Charitable Foundation to support COVID-19 relief efforts

◦	The Company together with American Water Charitable Foundation donated a total of $100,000 to Feeding America to help food banks across the country
As the impact continues to be assessed, the Company will work constructively with public service commissions as they look to address COVID-19 response measures, customer protection and cost recovery for all regulated utilities in their jurisdictions.

PRESS RELEASE	2	www.amwater.com

Consolidated Results
The Company’s three months ended results are included in the table below:

	For the Three Months Ended March 31,
	2020	2019
Diluted earnings per share (GAAP)*:
Net income attributable to common shareholders	$0.68	$0.62
Adjustments:
Depreciation related to assets held for sale	(0.02)	—
Income tax impact	0.01	—
Net adjustment	(0.01)	—

Freedom Industries settlement activities	—	(0.02)
Income tax impact	—	0.01
Net adjustment	—	(0.01)

Total net adjustments	(0.01)	(0.01)

Adjusted diluted earnings per share (non-GAAP)*	$0.67	$0.61
* All references in this press release related to earnings and earnings per share refer to diluted earnings and earnings per share.
For the three months ended March 31, 2020, earnings per share (GAAP) increased by 9.7%. The GAAP results includes the items presented in the table above and discussed in greater detail in “Non-GAAP Financial Measures” below.
Excluding the adjustments identified in the table above, adjusted earnings per share were $0.67 for the first three months of 2020, an increase of $0.06 per share, or 9.8%, compared to adjusted earnings per share of $0.61 for the same period in 2019.
These increases were driven by continued growth in our Regulated Businesses from revenues resulting from infrastructure investment, acquisitions and organic growth. The Company also had growth in the Market-Based Businesses, primarily from Homeowner Services. Also, parent company expense increased primarily from higher interest expense.
For the first three months of 2020, the Company made capital investments of approximately $457 million, including $432 million primarily for infrastructure improvements in the Regulated Businesses and $21 million for regulated acquisitions.
The Company plans to invest approximately $1.9 billion across its footprint in 2020.

PRESS RELEASE	3	www.amwater.com

Regulated Businesses

	For the Three Months Ended March 31,
(Dollars in millions)	2020	2019
Net income (GAAP)	$123	$110
Adjustments:
Depreciation related to assets held for sale	(3)	—
Income tax impact	1	—
Net adjustment	(2)	—

Freedom Industries settlement activities	—	(4)
Income tax impact	—	1
Net adjustment	—	(3)

Total net adjustments	(2)	(3)

Adjusted net income (non-GAAP)	$121	$107
For the first three months of 2020, the Regulated Businesses GAAP net income was $123 million, compared to $110 million for the same period in 2019. Included in these amounts are the items presented in the table above and discussed in greater detail in “Non-GAAP Financial Measures” below.
Regulated revenue increased approximately $35 million from additional authorized revenues from infrastructure investments, acquisitions, and organic growth, partially offset by higher O&M expense of $20 million to support growth in the business. Depreciation and interest increased by a total of $4 million, mainly related to infrastructure investment growth.
Excluding the adjustments identified in the table above, Regulated Businesses adjusted net income for the first quarter of 2020 was $121 million, compared to $107 million for the same period in 2019.
The Company received additional annualized revenues of approximately $18 million from general rate cases including step increases and approximately $35 million from infrastructure surcharges. The Company is awaiting final orders for general rate cases in four states and filed for infrastructure surcharges in three states for a total annualized revenue request of approximately $224 million. There can be no assurance that all or any portion of these pending requests will be granted.
For the 12-month period ended March 31, 2020, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) improved to 34.5 percent, compared to 35.5 percent for the 12-month period ended March 31, 2019. The improvement in this ratio was largely due to an increase in operating revenues as well as continued focus on operating costs of the Regulated Businesses.
Market-Based Businesses
In the first quarter of 2020, net income in the Market-Based Businesses was $22 million, compared to $20 million for the same period in 2019.
Homeowner Services’ results include customer additions under partnerships, as well as price increases that occurred in third quarter 2019 and first quarter 2020. Military Services was awarded two military bases (Joint Base San Antonio and West Point Military Academy) in the third quarter 2019; however, the Company does not expect to be fully operational on these bases until the second quarter of 2020.
Dividends
On April 29, 2020, the Company’s board of directors declared a quarterly cash dividend payment of $0.55 per share of common stock, payable on June 2, 2020, to all shareholders of record as of May 12, 2020.

PRESS RELEASE	4	www.amwater.com

2020 Earnings Guidance
The Company expects its 2020 earnings to be in the range of $3.85 - $3.95 per share on a GAAP basis. Excluding the adjustment presented in the table above under “Consolidated Results” and discussed in greater detail in “Non-GAAP Financial Measures” below, the Company’s 2020 adjusted (non-GAAP) earnings guidance range is $3.79 - $3.89 per share, which is consistent with the Company’s previously announced 2020 earnings per share guidance range and which should have been identified as an adjusted (non-GAAP) guidance range. The difference of $0.06 per share relates to the expected annual depreciation on the New York subsidiary assets, which have been presented as assets held for sale. With the accounting treatment of assets held for sale, GAAP requires that depreciation cease on those assets. The adjustment between the Company’s expected GAAP results and its expected adjusted (non-GAAP) earnings per share results, as stated above, is solely attributable to this expected depreciation expense. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly and current reports filed with the Securities and Exchange Commission (“SEC”).
Non-GAAP Financial Measures
This press release includes presentations of adjusted net income, as well as adjusted earnings per share, both as historical financial information and as earnings guidance (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from the Company’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Each of adjusted net income and Adjusted EPS is defined as GAAP net income and earnings per common share, respectively, excluding one or more of the following events: (i) the effect of the discontinuation of depreciation expense on the assets of the Company’s New York subsidiary, which have been presented as assets held for sale; and (ii) the benefit from the reduction during the first quarter of 2019 of the liability related to the Freedom Industries chemical spill settlement in West Virginia. These non-GAAP financial measures supplement the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, measures of financial performance prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures are useful to the Company’s investors because they provide an indication of the Company’s baseline performance excluding items that are not considered by management to be reflective of its ongoing operating results. With respect to the inclusion of depreciation related to assets held for sale, which must cease under GAAP, management believes that inclusion of this depreciation is useful for investors to understand the results of operations associated with the Company’s New York subsidiary. Management also believes that these non-GAAP financial measures will allow investors to understand better the operating performance of the Company’s businesses and will facilitate a meaningful year-to-year comparison of the Company’s results of operations. Although management uses these non-GAAP financial measures internally to evaluate the Company’s results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and investors should not consider them as indicators of performance. In addition, the Company’s definition of adjusted net income and Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, they may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to the most directly comparable GAAP financial measure.
This press release also includes a presentation of adjusted Regulated O&M efficiency ratio, which, excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.

PRESS RELEASE	5	www.amwater.com

Management believes that these non-GAAP financial measures are useful to the Company’s investors because they provide an indication of the Company’s baseline performance excluding items that are not considered by management to be reflective of its ongoing operating results. With respect to the inclusion of depreciation related to assets held for sale, which must cease under GAAP, management believes that inclusion of this depreciation is useful for investors to make reasonable year-to-year comparisons with respect to depreciation on the assets of the Company’s New York subsidiary. Management also believes that these non-GAAP financial measures will allow investors to understand better the operating performance of the Company’s businesses and will facilitate a meaningful year-to-year comparison of the Company’s results of operations. Although management uses these non-GAAP financial measures internally to evaluate the Company’s results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and investors should not consider them as indicators of performance. In addition, the Company’s definition of adjusted net income and Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, they may have significant limitations on their use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted Regulated O&M efficiency ratio to the most directly comparable GAAP financial measure.
First Quarter 2020 Earnings Conference Call
The first quarter 2020 earnings conference call will take place on Thursday, May 7, 2020, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the Company’s websites at amwater.com/corporate or ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available through May 14, 2020. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10142727. The audio webcast archive will be available for one year on American Water’s investor relations website at ir.amwater.com/events.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The Company employs more than 6,800 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 15 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2020 earnings guidance, the outcome of pending acquisition activity, the impacts to the Company of the current novel coronavirus (COVID-19) pandemic health event, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates and regulatory responses to COVID-19; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to environmental, health and safety, consumer privacy, water quality and water quality accountability, emerging contaminants, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding,

PRESS RELEASE	6	www.amwater.com

pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately maintain and replace current infrastructure, including its operational and technology systems, and manage the expansion of its businesses; exposure or infiltration of the Company’s critical technology and infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional acts of a third party, including contamination of the Company’s water supplies or water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of equipment, chemicals, electricity, fuel, water and other raw materials; the Company’s ability to successfully meet growth projections for the Regulated Businesses and the Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, entering into contracts and other agreements with, or otherwise obtaining, new customers or partnerships in the Market-Based Businesses, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions, including without limitation conditions and collateral consequences associated with the current pandemic health event resulting from COVID-19; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the Company or any of its subsidiaries, or on any of their current or future indebtedness, that could increase the Company’s financing costs or funding requirements or affect the ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including any further rules, regulations, interpretations and guidance by the U.S. Department of the Treasury and state or local taxing authorities related to the enactment of the Tax Cuts and Jobs Act, the availability of tax credits and tax abatement programs, and the Company’s ability to utilize its U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended March 31,
	2020	2019
Operating revenues	$844	$813
Operating expenses:
Operation and maintenance	383	365
Depreciation and amortization	145	144
General taxes	77	69
(Gain) on asset dispositions and purchases	—	(3)
Total operating expenses, net	605	575
Operating income	239	238
Other income (expense):
Interest, net	(96)	(93)
Non-operating benefit costs, net	13	4
Other, net	3	3
Total other income (expense)	(80)	(86)
Income before income taxes	159	152
Provision for income taxes	35	39
Net income attributable to common shareholders	$124	$113

Basic earnings per share:
Net income attributable to common shareholders	$0.69	$0.62
Diluted earnings per share: (a)
Net income attributable to common shareholders	$0.68	$0.62
Weighted-average common shares outstanding:
Basic	181	181
Diluted	181	181

(a)	Amounts may not calculate due to rounding.

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2020	December 31, 2019
ASSETS
Property, plant and equipment	$24,351	$23,941
Accumulated depreciation	(5,763)	(5,709)
Property, plant and equipment, net	18,588	18,232
Current assets:
Cash and cash equivalents	556	60
Restricted funds	33	31
Accounts receivable, net of allowance for uncollectible accounts of $40 and $41, respectively	292	294
Unbilled revenues	172	172
Materials and supplies	50	44
Assets held for sale	579	566
Other	119	118
Total current assets	1,801	1,285
Regulatory and other long-term assets:
Regulatory assets	1,132	1,128
Operating lease right-of-use assets	101	103
Goodwill	1,499	1,501
Postretirement benefit assets	158	159
Intangible assets	64	67
Other	203	207
Total regulatory and other long-term assets	3,157	3,165
Total assets	$23,546	$22,682

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31, 2020	December 31, 2019
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 186,188,334 and 185,903,727 shares issued, respectively)	$2	$2
Paid-in-capital	6,713	6,700
Accumulated deficit	(83)	(207)
Accumulated other comprehensive loss	(41)	(36)
Treasury stock, at cost (5,167,039 and 5,090,855 shares, respectively)	(348)	(338)
Total common shareholders' equity	6,243	6,121
Long-term debt	8,621	8,639
Redeemable preferred stock at redemption value	4	5
Total long-term debt	8,625	8,644
Total capitalization	14,868	14,765
Current liabilities:
Short-term debt	1,641	786
Current portion of long-term debt	49	28
Accounts payable	152	203
Accrued liabilities	476	596
Accrued taxes	64	46
Accrued interest	91	84
Liabilities related to assets held for sale	130	128
Other	164	174
Total current liabilities	2,767	2,045
Regulatory and other long-term liabilities:
Advances for construction	259	240
Deferred income taxes and investment tax credits	1,929	1,893
Regulatory liabilities	1,795	1,806
Operating lease liabilities	87	89
Accrued pension expense	404	411
Other	75	78
Total regulatory and other long-term liabilities	4,549	4,517
Contributions in aid of construction	1,362	1,355
Commitments and contingencies
Total capitalization and liabilities	$23,546	$22,682

PRESS RELEASE	10	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended March 31,
(Dollars in millions)	2020	2019
Total operation and maintenance expenses	$1,562	$1,496
Less:
Operation and maintenance expenses—Market-Based Businesses	386	380
Operation and maintenance expenses—Other	(27)	(43)
Total operation and maintenance expenses—Regulated Businesses	1,203	1,159
Less:
Regulated purchased water expenses	139	131
Allocation of non-operation and maintenance expenses	31	32
Impact of Freedom Industries settlement activities (a)	—	(24)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,033	$1,020

Total operating revenues	$3,640	$3,493
Less:
Operating revenues—Market-Based Businesses	533	511
Operating revenues—Other	(22)	(21)
Total operating revenues—Regulated Businesses	3,129	3,003
Less:
Regulated purchased water revenues (b)	139	131
Adjusted operating revenues—Regulated Businesses (ii)	$2,990	$2,872

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	34.5%	35.5%

(a)
Includes the impact of a settlement in 2018 with one of the Company’s general liability insurance carriers, and a reduction in the first quarter of 2019 of a liability, each related to the Freedom Industries chemical spill in West Virginia.

(b)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	11	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Earnings Guidance Range (A Non-GAAP, unaudited measure)

	2020
Diluted earnings per share:	Low End	High End
Earnings guidance range (GAAP)	$3.85	$3.95
Adjustment:
Depreciation related to assets held for sale	(0.08)	(0.08)
Income tax impact	0.02	0.02
Net adjustment	(0.06)	(0.06)

Adjusted earnings guidance range (non-GAAP)	$3.79	$3.89

PRESS RELEASE	12	www.amwater.com